Exhibit 24.1
Power of Attorney
Each of the undersigned officers or directors of Mallinckrodt plc (the “Company”) whose signature appears below constitutes and appoints Michael-Bryant Hicks and Kenneth L. Wagner, and any other person holding the position of General Counsel or Secretary of the Company from time to time, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 with respect to the registration under the Securities Act of 1933, as amended, of ordinary shares of the Company issuable under the 2016 Mallinckrodt Pharmaceuticals Employee Stock Purchase Plan, and any and all amendments to such Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the following persons in their said capacities have signed their names hereto on the dates indicated:

Signature	Title	Date
/s/ Melvin D. Booth
Melvin D. Booth	Chairman of the Board of Directors	March 16, 2016

/s/ David R. Carlucci
David R. Carlucci	Director	March 16, 2016

/s/ J. Martin Carroll
J. Martin Carroll	Director	March 16, 2016

/s/ Diane H. Gulyas
Diane H. Gulyas	Director	March 16, 2016

/s/ Nancy S. Lurker
Nancy S. Lurker	Director	March 16, 2016

/s/ JoAnn A. Reed
JoAnn A. Reed	Director	March 16, 2016

/s/ Angus C. Russell
Angus C. Russell	Director	March 16, 2016

/s/ Virgil D. Thompson
Virgil D. Thompson	Director	March 16, 2016

/s/ Kneeland C. Youngblood
Kneeland C. Youngblood	Director	March 16, 2016

/s/ Joseph A. Zaccagnino
Joseph A. Zaccagnino	Director	March 16, 2016